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                                                                     EXHIBIT 4.1

                           KENNY INFORMATION SYSTEMS,
                      A Division of J. J. Kenny Co., Inc.
                                  65 Broadway
                            New York, New York 10006
                            Telephone: 212/770-4422
                               Fax: 212/797-8681
                             Frank A. Ciccotto, Jr.
                                 Vice President


                                                               December 12, 2000



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Merrill Lynch Pierce Fenner & Smith
Incorporated
Defined Asset Funds
P.O. Box 9051
Princeton, NJ 08543-9051
The Bank of New York
Unit Trust Department
P.O. Box 974
Wall Street Station
New York, N.Y. 10268-0974
1-800-221-7771
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Re: DEFINED ASSET FUNDS
   MUNICIPAL DEFINED FUND SERIES 16


Gentlemen:


    We have examined the Registration Statement File No. 333-44620 for the above-captioned fund. We hereby acknowledge that Kenny Information Systems, a Division of J. J. Kenny Co., Inc. is currently acting as the evaluator for the fund. We hereby consent to the use in the Registration Statement of the reference to Kenny Information Systems, a Division of J. J. Kenny Co., Inc. as evaluator.


    In addition, we hereby confirm that the ratings indicated in the Registration Statement for the respective bonds comprising the trust portfolio are the ratings indicated in our KENNYBASE database as of the date of the Evaluation Report.

    You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                          Sincerely,

                                          FRANK A. CICCOTTO, JR.
                                          VICE PRESIDENT